UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2015

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

320 Summer Street
Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements with Certain Officers

On January 29, 2015, the Compensation Committee (the “Committee”) and Board of Directors (the “Board”) of LogMeIn, Inc. (the “Company”) approved the following salary and performance based cash incentive bonus compensation for the Company’s executive officers:

Salary and Cash Incentive Bonus Compensation:

The base salaries of the Company’s executive officers are reviewed at least annually by the Committee and the Board and are adjusted from time-to-time to align with current market practices and trends, while also taking into consideration the Company’s overall performance and the individual executive officer’s responsibilities, past performance, future expectations and experience.

In additional to their base salaries, the Company’s executive officers are entitled to participate in the Company’s annual cash incentive bonus program. Annual cash incentive bonuses are intended to compensate for the achievement of Company strategic, operational and financial goals and/or individual performance objectives. Amounts payable are discretionary and are typically calculated as a percentage of the applicable executive’s base salary, with higher ranked executives typically being compensated at a higher percentage of base salary. At the beginning of each fiscal year, the Committee establishes a target performance level for the Company based on the Company’s satisfaction of certain performance metrics which are set in advance by the Committee. Typically, these cash incentive bonuses are paid after the completion of the applicable fiscal year, based on the Company’s actual performance versus the established performance metrics. In the event that the Company’s actual performance exceeds or falls short of the target performance level, bonus amounts are increased or decreased accordingly.

The following table sets forth (i) the actual cash incentive bonuses earned by our executive officers in fiscal 2014, which were calculated and approved by the Committee at the January 29, 2015 Board meeting, and (ii) the fiscal 2015 salary and potential bonus information for our 2015 executive officers, assuming achievement of 100% of the 2015 targets, which have been based on the strategic, operational and financial goals set by the Committee for the 2015 fiscal year:

Name of Executive Officer and Title	Actual 2014 Cash Incentive Bonus Earned[1]		2015 Base Salary	Potential 2015 Cash Incentive Bonus[3]
Michael K. Simon Chief Executive Officer	$611,559		$400,000	$400,000
William R. Wagner President & Chief Operating Officer	$313,424		$410,000	$310,000
W. Sean Ford Chief Marketing Officer	$229,339		$330,000	$165,000
Michael J. Donahue SVP & General Counsel	$162,063		$280,000	$112,000
Lawrence M. D’Angelo SVP, Sales	$259,000	[2]	$300,000	$300,000	[2]
Edward K. Herdiech Chief Financial Officer	$139,441		$260,000	$104,000
Matthew P. Kaplan SVP, Products	$137,596		$260,000	$104,000

1.	Based on the Company’s fiscal 2014 performance, the Company achieved greater than 100% of the target performance goals established by the Committee, which resulted in the 2014 cash incentive bonus for our named executive officers being awarded at amounts greater than the fiscal 2014 target amounts.

2.	As the Company’s SVP of Sales, Mr. D’Angelo’s cash incentive bonus is commission-based and tied to the Company’s achievement of certain Board specified levels of sales.
3.	Amounts reported assume the Company’s achievement of 100% of the target performance level established by the Committee. The annual cash incentive bonuses awarded to the Company’s executive officers for fiscal 2015 will also be subject to the Company’s executive compensation recovery, or “clawback,” policy, which requires the reimbursement of excess incentive-based cash compensation provided to our executive officers in the event of certain restatements of our financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: February 2, 2015	By:	/s/ Michael K. Simon
Michael K. Simon
Chief Executive Officer